UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2006

NASCENT WINE COMPANY, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-120949	82-0576512
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355-A Paseo De Las Americas
San Diego, California	92154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(619) 661-0458

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 17, 2006, the Board of Directors of the Registrant elected Sandro Piancone as Chief Executive Officer of the Registrant.

On July 17, 2006, Sandro Piancone submitted his resignation as President of the Registrant. On such same date, the Board of Directors of the Registrant elected Victor Petrone, a director of the Registrant, to fill the vacancy as President of the Registrant. Victor Petrone has been in the foodservice industry since 1983. He is a Graduate of The Wharton School of Business; University of Pennsylvania and is also fluent in English, Italian and Spanish. From 1993 to 1999, Mr. Petrone served as the CEO and President for Capital Food Corp. From 199 to 2001, he was the general manager and sales representative for Roma Food Enterprises. In 2001, he became the Italian Market Specialist and International Account Executive for Sysco Food Services into 2003. From 2003 until 2005, Mr. Petrone served as the President of International Food Service Specialists, Inc., which he formed as an import-export company specializing in ethnic foods. In 2005, Mr. Petrone joined the Piancone Group as its President, where he currently continues to serve.

ITEM 8.01	OTHER EVENTS

As of July 17, 2006, Patrick Deparini, an officer and director of the Registrant, cancelled a total of 69,068,800 shares of $0.001 par value common stock of the Registrant held in his name. Resultantly, an aggregate of 50,000,000 shares of par value common stock of the Registrant are issued and outstanding as of July 17, 2006.

On such same date, the Board of Directors of the Registrant elected Sandro Piancone as Chief Executive Officer of the Registrant and Victor Petrone as President of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT WINE COMPANY, INC.
(Registrant)

Signature	Title	Date

/s/ Victor Petrone	President	July 18, 2006
Victor Petrone

/s/ Patrick Deparini	Secretary	July 18, 2006
Patrick Deparini

/s/ Patrick Deparini	Principal Financial Officer	July 18, 2006
Patrick Deparini

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